PetIQ, Inc. Announces the Expansion of its Veterinary Services Offering in the Mass Retail Channel

Plans to Open 20 VetIQ Veterinary Clinics in WalMart

EAGLE, Idaho – March 13, 2018 – PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication and wellness company, today announced the opening of 20 veterinary services clinics in Walmart locations.  This marks the beginning of PetIQ’s plan to expand veterinary services to leading retailers following the acquisition of VIP Petcare in January of this year.

“We are excited to announce this partnership with Walmart to open 20 veterinary clinics.  The first two locations will open next week with all 20 locations to open over the next 90 days,” stated Cord Christensen, PetIQ’s Chairman and CEO.  “I am incredibly proud of our team who in a very short period of time has leveraged our cross-functional capabilities to introduce our first VetIQ Petcare clinics. We are excited to provide pet parents and their pets a unique experience in conjunction with our retail partners.”

PetIQ has plans to open more than one thousand additional veterinary services clinics, in retail-partner locations, through 2023.  In conjunction with the Company’s core veterinary product lines, it believes that the veterinary services clinics will help drive total company net sales and Adjusted EBITDA margin to more than $1 billion and 15%, respectively, by 2023.  Today, PetIQ and VIP serve more than 40 retail partners representing more than 60,000 locations.  The Company’s plan would require opening veterinary clinics in fewer than 2% of its current retail locations.

Christensen added, “We believe the combined company retail locations we serve represent a significant opportunity for us to grow our veterinary services offering.  This will enable us to further achieve our mission of providing access to convenient and affordable veterinarian care for all pet owners, including those who currently cannot afford the care they need. We are very excited to participate in this high-growth and high-potential veterinary services segment.”

In 2017, Packaged Facts reported that pet owners spent $27 billion on veterinary services and products and project spending to reach $34 billion by 2021 – a market that PetIQ believes can be accessed through the VetIQ clinic model.

About PetIQ

PetIQ is a leading, rapidly growing pet health and wellness company.  Through over 60,000 points of distribution across retail and e-commerce channels, PetIQ and VIP Petcare, a wholly-owned subsidiary, have a mission to make pet lives better by educating pet parents on the importance of offering regular, convenient access and affordable choices for pet preventive and wellness veterinary products and services.  PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them. For more information, visit www.PetIQ.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our ability to grow our business through acquisitions; our ability to integrate, manage and expand VIP’s business; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; our ability to achieve or sustain profitability; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; risks related to our international operations; our ability to keep and retain key employees; and the risks set forth under the "Risk Factors'” section of the final prospectus for PetIQ, Inc., dated July 20, 2017, and filed with the SEC on July 21, 2017.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Non-GAAP Financial Measures

Adjusted EBITDA Margin is a non-GAAP financial measure.  See “Non-GAAP Financial Measures” in our earnings release released today for a definition of Adjusted EBITDA Margin and other non-GAAP financial measures used by the Company.

CONTACT:

Investor Relations Contact Katie Turner ICR 646-277-1228 katie.turner@icrinc.com	Media Relations Contact: Cory Ziskind ICR 646-277-1232 cory.ziskind@icrinc.com